UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2023, Daniel Yrigoyen resigned, effective as of such date, from his position as an executive officer and as Vice President of Sales of Arch Therapeutics, Inc. (the “Company”) to pursue other opportunities. Mr. Yrigoyen’s role as Vice President of Sales is being filled by Shawn Carlson, effective as of such date, as described further in Item 8.01 below, and his policy making role as an executive officer is being filled by the other executive officers of the Company.

Item 8.01   Other Events.

Effective December 5, 2023 Shawn Carlson was appointed to serve as the Company’s Vice President of Sales, fulfilling the role served by Mr. Yrigoyen until his resignation described in Item 5.02 above. Mr. Carlson joined Arch Therapeutics as Director of Sales in 2021 and has over 20 years of medical device leadership experience with a track record of driving commercial growth within wound care, trauma, and dermatology. Prior to joining Arch, Mr. Carlson was an Area Vice President and Director of Sales at Z-Medica (now Teleflex), where he helped bring QuikClot® to the US healthcare market and drove revenue expansion in multiple selling channels. Prior to that, he was a Territory Manager at Smith & Nephew with responsibility for Advanced Wound Care Products. Mr. Carlson graduated from West Virginia University with a BS in Sports Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: December 8, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer